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                                                                    EXHIBIT 23.1

                               [NSAI LETTERHEAD]



               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company") of the references to this firm and to its reports listed below for the Company's estimated domestic and Ecuador proved reserves contained in the Annual Report on Form 10-K/A for the year ended December 31, 2000.

        1. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.

        2. Report of domestic proved reserves estimates as of January 1, 1999 dated February 11, 1999.

        3. Report of domestic and Ecuador proved reserves as of January 1, 2000 dated January 19, 2000.

        4. Report of domestic and Ecuador proved reserves as of January 1, 2001 dated February 12, 2001.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ DANNY D. SIMMONS
                                           ------------------------------
                                           Danny D. Simmons
                                           Senior Vice President

Houston, Texas
March 27, 2001